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                                                                  Exhibit 10.12


                               INSWEB CORPORATION

                       1875 SOUTH GRANT STREET, SUITE 800

                           SAN MATEO, CALIFORNIA 94402


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                               SERIES C PREFERRED

                            STOCK PURCHASE AGREEMENT

                                FEBRUARY 21, 1997



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                                  TABLE OF CONTENTS

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Section 1            Authorization and Sale of Series C Preferred Stock.............................................2
           1.1.      Authorization..................................................................................2
           1.2.      Sale of Series C Preferred Stock...............................................................2

Section 2            Closing Date; Delivery.........................................................................2
           2.1.      Closing Date...................................................................................2
           2.2.      Deliveries.....................................................................................2

Section 3            Representations and Warranties of the Company..................................................2
           3.1.      Organization and Standing; Certificate and Bylaws..............................................3
           3.2.      Corporate Power................................................................................3
           3.3.      Subsidiaries...................................................................................3
           3.4.      Capitalization.................................................................................3
           3.5.      Authorization..................................................................................4
           3.6.      Title to Properties and Assets; Liens, Etc.....................................................4
           3.10.     Litigation, Etc ...............................................................................5
           3.11.     Employees .....................................................................................6
           3.12.     Insurance .....................................................................................6
           3.13.     Registration Rights ...........................................................................6
           3.14.     Governmental Consent, Etc. ....................................................................6
           3.15.     Offering ......................................................................................6
           3.16.     Brokers or Finders; Other Offers ..............................................................6
           3.17.     Disclosure ....................................................................................7
           3.18.     Tax Returns and Payments ......................................................................7
           3.19.     No Conflict of Interest .......................................................................7
           3.20.     Corporate Records .............................................................................7
           3.21.     Financial Statements ..........................................................................7
           3.22.     Changes .......................................................................................8
           3.23.     Environmental Matters .........................................................................9
           3.24.     Employee Compensation Plans ...................................................................9
           3.25.     Voting Agreements; Shareholder Agreements ....................................................10
           3.26.     U.S. Real Property Holding Corporation .......................................................10
           3.27.     Private Offering .............................................................................10
           3.28.     Use of Proceeds ..............................................................................10
           3.29.     Margin Securities ............................................................................10
           3.30.     Absence of Foreign or Enemy Status ...........................................................10

Section 4            Representations and Warranties of the Purchaser...............................................10
           4.1.      Experience....................................................................................11
           4.2.      Investment....................................................................................11
           4.3.      Rule 144......................................................................................11

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                                  TABLE OF CONTENTS
                                     (continued)
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           4.4.      No Public Market..............................................................................11
           4.5.      Access to Data................................................................................11
           4.6.      Authorization.................................................................................12
           4.7.      Brokers or Finders............................................................................12
           4.8.      Tax Consequences..............................................................................12

Section 5            Conditions to Closing of Purchaser............................................................12
           5.1.      Representations and Warranties Correct........................................................12
           5.2.      Covenants.....................................................................................12
           5.3.      Opinion of Company's Counsel..................................................................12
           5.4.      Compliance Certificate........................................................................12
           5.5.      Blue Sky......................................................................................13
           5.6.      Legal Matters.................................................................................13

Section 6            Conditions to Closing of Company..............................................................13
           6.1.      Representations...............................................................................13
           6.2.      Blue Sky......................................................................................13
           6.3.      Legal Matters.................................................................................13

Section 7            Affirmative Covenants of the Company..........................................................13
           7.1.      Financial Information.........................................................................13
           7.2.      Additional Information........................................................................14
           7.3.      Transfer of Information Rights................................................................15
           7.4.      Conflicts of Interest.........................................................................15
           7.5.      Termination of Covenants......................................................................15
           7.6.      Participation in Future Financings............................................................15
           7.7.      Registration Rights...........................................................................16
           7.8.      Observer Rights...............................................................................21

Section 8            Restrictions on Transferability of Securities:  Compliance with Securities Laws...............22
           8.1.      Restrictions on Transferability...............................................................22
           8.2.      Restrictive Legend............................................................................22
           8.3.      California Corporate Securities Law...........................................................22

Section 9            Miscellaneous.................................................................................23
           9.1.      Governing Law.................................................................................23
           9.2.      Survival......................................................................................23
           9.3.      Successors and Assigns........................................................................23
           9.4.      Entire Agreement; Restated Certificate........................................................23
           9.5.      Notices, Etc..................................................................................23
           9.6.      Delays or Omissions...........................................................................24

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                                  TABLE OF CONTENTS
                                     (continued)

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           9.7.      Expenses......................................................................................24
           9.8.      Counterparts..................................................................................24
           9.9.      Severability..................................................................................24
           9.10.     Titles and Subtitles .........................................................................24
           9.11.     Broker's or Finder's Fee .....................................................................24
           9.12.     Waiver of Conflict ...........................................................................24
           9.13.     Rights of Holders ............................................................................25
           9.14.     Third Parties ................................................................................25


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                               INSWEB CORPORATION

                            SERIES C PREFERRED STOCK

                               PURCHASE AGREEMENT

           This Series C Preferred Stock Purchase Agreement (the "Agreement") is made as of February 21, 1997 by and among InsWeb Corporation, a Delaware corporation (the "Company"), and Century Capital Partners, L.P., a Delaware limited partnership (the "Purchaser").

                                    SECTION 1

               AUTHORIZATION AND SALE OF SERIES C PREFERRED STOCK

         1.1. AUTHORIZATION. The Company has authorized the sale and issuance of 100% of the authorized shares of its Series C Preferred Stock, being 53,476 shares of its Series C Preferred Stock (the "Shares") having the rights, preferences, privileges and restrictions set forth in the Third Restated Certificate of Incorporation (the "Restated Certificate").


         1.2. SALE OF SERIES C PREFERRED STOCK. Subject to the terms and conditions hereof and the rights, preferences, privileges and restrictions set forth in the Restated Certificate, the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, the Shares at a cash purchase price of $46.75 per Share.

                                    SECTION 2

                             CLOSING DATE; DELIVERY

         2.1. CLOSING DATE. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of the Company, 1440 Chapin Avenue, Suite 201, Burlingame, California at 9:00 a.m., on February 21, 1997 or at such other time and place upon which the Company and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

         2.2. DELIVERIES. At the Closing, the Company will deliver to the Purchaser a certificate or certificates, registered in the Purchaser's name, representing the Shares, against payment of the aggregate purchase price therefor by check or wire transfer payable to the Company in the amount determined in accordance with Section 1.2.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           Except as set forth in the Schedule of Exceptions to Representations and Warranties attached hereto as EXHIBIT A, the Company represents and warrants to the Purchaser as follows:

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         3.1. ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. The Company is
a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company's business. The Company has furnished the Purchaser copies of the Certificate and Bylaws, as presently in effect. Such copies are true, correct and complete and contain all amendments other than those reflected in the Restated Certificate through the Closing Date.

         3.2. CORPORATE POWER. The Company will have at the Closing Date all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Shares (the "Conversion Shares") and to carry out and perform its obligations under the terms of this Agreement.

         3.3. SUBSIDIARIES. The Company has no subsidiaries, other than Strategic Concepts Corp., a California corporation and wholly owned subsidiary, or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

           3.4. CAPITALIZATION. The authorized capital stock of the Company will, upon the filing of the Restated Articles, consist of 5,000,000 shares of Common Stock, of which 973,087 shares will be issued and outstanding, and 2,000,000 shares of Preferred Stock, 176,471 shares of which has been designated Series A Preferred Stock (the "Series A Preferred"), all of which will be issued and outstanding prior to the Closing; 204,335 shares of which has been designated Series B Preferred Stock (the " Series B Preferred"), 176,47 shares of which will be issued and outstanding prior to the Closing; and 61,920 shares of which will have been designated Series C Preferred Stock (the "Series C Preferred"), none of which will be issued and outstanding prior to the Closing. All issued and outstanding shares of the Company's capital stock will have been duly authorized and validly issued, will be fully paid and nonassessable and free of liens and encumbrances created by the Company and will have been issued in compliance with all applicable federal and state securities laws. The Company will have reserved 61,920 shares of Common Stock for issuance upon conversion of the Shares. Other than (i) the conversion rights of the Shares issued pursuant to this Agreement, (ii) the preemptive and conversion rights of the Series A Preferred, (iii) the preemptive and conversion rights of the Series B Preferred,
(iv) the rights set forth in the Shareholders' Agreement, dated as of September 30, 1995, between the Company, Hussein A. Enan and Darrell J. Ticehurst (the "Founders' Agreement") and (v) options outstanding under the Company's 1995 Stock Option Plan, there are no preemptive rights, voting agreements, options or warrants or other conversion privileges or rights currently outstanding to purchase any of the authorized but unissued capital stock of the Company. There are 265,647 shares of Common Stock reserved for issuance under the Company's 1995 Stock Option Plan, pursuant to which options for the purchase of a total of 41,852 shares were outstanding on January 1, 1997.

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           3.5. AUTHORIZATION. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Shares (collectively, the "Securities") and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the indemnification provisions set forth in Section 7.7 of this Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable and will have the rights, preferences, privileges and restrictions described in the Restated Certificate. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Restated Certificate, will be validly issued, fully paid and nonassessable. The Securities will be free of any liens or encumbrances other than those created by or imposed upon the holders thereof through no action of the Company; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. Except as contemplated herein, in the Series A Preferred Stock Purchase Agreement, dated January 30, 1996 (the "Series A Stock Purchase Agreement"), between the Company and Nationwide Mutual Insurance Company ("Nationwide"), and the Series B Preferred Stock Purchase Agreement, dated November 22, 1996 (the "Series B Stock Purchase Agreement") between the Company and Insurance Information Exchange, L.L.C., the Securities are not subject to any preemptive rights or rights of first refusal.

           3.6. TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case not subject to any mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable (the amount of which has been established as a reserve in the Company's financial records to the extent required by generally accepted accounting principles), and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

           3.7. MATERIAL CONTRACTS AND COMMITMENTS. Set forth on EXHIBIT A hereto is a list of all material contracts of the Company in effect on January 1, 1997 and a list of all material liabilities or obligations of the Company, absolute or contingent, that exceed $50,000 in any one case. All the material contracts, agreements and instruments to which the Company is a party are valid, binding and in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Company, prior to the Closing, will have made available to the Purchaser or its counsel with true and complete copies of all such material contracts, agreements and instruments.

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           3.8. PATENTS AND OTHER INTANGIBLE ASSETS. All the patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes owned by the Company are listed on EXHIBIT A attached hereto. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated, or by conducting its business as proposed would violate, and, to the best of its knowledge, the Company is not violating, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees or consultants is obligated under any contract (including license covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order (except as imposed by laws of general application) of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company, or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees or consultants of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants is now obligated.

         3.9. COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in violation of any term of its Certificate or Bylaws, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement or instrument to which it is a party, or any decree, order, statute, rule or regulation application to it. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Securities, will not result in any material violation of, or conflict with, or constitute a material default under, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default which materially and adversely affects the business of the Company or any of the Company's properties or assets.

           3.10. LITIGATION, ETC. The Company has not instituted nor is a party to any action, suit, proceeding or investigation against any party. There are to the Company's knowledge no actions, suits, proceedings or investigations pending against the Company or its properties (nor, to the best of the Company's knowledge, against directors, officers or employees of the Company) before any court or governmental agency (nor, to the best of the Company's knowledge, is there any reasonable basis therefor or threat thereof), which, either in any case or in the aggregate, is likely to result in any material adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business, or in any material liability on the part of

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the Company, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith, including, without limitation, any such action involving the prior employment of any of the Company's employees or their obligations under any agreements with prior employers.

           3.11. EMPLOYEES. To the best of the Company's knowledge, after reasonable investigation, no employee or consultant of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such person with the Company or any other party because of the nature of the business conducted or proposed to be conducted by the Company. The Company has no collective bargaining agreements covering any of its employees. The Company is not aware of any key employee of the Company who has any plans to terminate his or her employment with the Company. All employees and consultants of the Company involved in the technical development of the Company's software have executed Proprietary Information Agreements, copies of which will have been made available to the Purchaser or its counsel prior to the Closing. The Company does not anticipate the necessity to acquire rights to any inventions of any employees, or people it currently intends to hire, made prior to their employment by the Company.

         3.12. INSURANCE. The Company has fire, casualty and liability insurance policies in such amounts and with such coverage as are carried by companies similar to the Company.

         3.13. REGISTRATION RIGHTS. Except as set forth in this Agreement, the Founders' Agreement, the Series B Preferred Stock Purchase Agreement and the Registration Rights Agreement, dated as of February 12, 1996, among the Company, the Founders and Nationwide, the Company is not under any contractual obligation to register any of its currently outstanding securities or of any of its securities which may hereafter be issued.

           3.14. GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby or thereby, except for filing of the Restated Certificate in the office of the Secretary of State of the State of Delaware, filing of notices required by
Section 25102(f) of the California Corporate Securities Law of 1968 and any other filings required under applicable federal and state securities laws of other states.

         3.15. OFFERING. Subject to the accuracy of the Purchaser's representations in Section 4 hereof and in written responses to the Company's inquiries, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement, and the issuance of the Conversion Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

         3.16. BROKERS OR FINDERS; OTHER OFFERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         3.17. DISCLOSURE. The Company has fully provided the Purchaser with all the information which the Purchaser and its counsel have requested for deciding whether to purchase the Shares. No representation or warranty of the Company contained in this Agreement and the Exhibits attached hereto and any certificate furnished or to be furnished to the Purchaser at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         3.18. TAX RETURNS AND PAYMENTS. The Company has filed all tax returns and reports as required by law. Such returns and reports are true and correct in all material respects and accurately reflect all tax liabilities of the Company with respect to all tax periods covered thereby. The Company has not received notice that the Company's income tax returns or any franchise tax return have been audited by any governmental authority. The Company has paid all taxes and other assessments due on or before the date hereof and such payments were made prior to the time penalties that would accrue therein. The Company knows of no new tax assessments. All taxes which should be reserved on the books of the Company in accordance with generally accepted accounting principles have been so reserved.

           3.19. NO CONFLICT OF INTEREST. Except for indebtedness to Hussein A. Enan for funds advanced to the Company, the Company is not indebted, directly or indirectly, to any of its officers, directors or stockholders [(other than Insurance Information Exchange, L.L.C.)] or to their respective spouses or children, in any amount whatsoever. None of said officers, directors or, to the best of the Company's knowledge, stockholders [(other than Insurance Information Exchange, L.L.C.)], or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own up to five percent (5%) of the outstanding stock of publicly traded companies which may have a business relationship with or compete with the Company. Except as contemplated by the Founders' Agreement, no officer, director or stockholder [(other than Insurance Information Exchange, L.L.C.)], or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.20. CORPORATE RECORDS. A copy of the minutes of the proceedings of the stockholders and directors (the "Minutes") has been made available to counsel for the Purchaser. The Minutes are correct and complete and reflect all such proceedings to the date hereof.

         3.21. FINANCIAL STATEMENTS. The Company has made available to Purchaser its audited financial statements for the fiscal year ended December 31, 1995 and its unaudited financial statements (balance sheet and profit and loss statement) for the nine-month period ended

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September 30, 1996 (together, the "Financial Statements"). The Financial
Statements are true, complete and correct in all material respects, subject to normal year-end adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the date, and for the period, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1996, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains and will continue to maintain a system of accounting established and administered in accordance with generally accepted accounting principles.

         3.22. CHANGES. Since September 30, 1996, the Company has not:

            A. issued any notes, bonds or other debt securities [CNA loan?] or any equity securities (other than 176,741 shares of Series B Preferred Stock);

            B. declared or made any payment or distribution of cash or other property to a stockholder with respect to its stock or otherwise, except for normal salaries and expense reimbursement, or purchased or redeemed any shares of its capital stock;

            C. mortgaged or pledged any of its properties or assets or subjected them to any lien, security interest, charge or other encumbrance, except liens or current property taxes not yet due and payable;

            D. experienced any change in the assets, liabilities, financial condition or operating results from that reflected in the Financial Statements, except changes in the ordinary course of business, which have not been, in the aggregate, materially adverse;

            E. sold, assigned or transferred any patents, trademarks, service marks, trade names, copyrights, trade secrets or other intangible assets, or disclosed other than to employees of the Company, counsel for the Company, the Purchaser or Purchaser's representatives any proprietary confidential information;

            F. experienced any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business (as such business is presently conducted and as it is proposed to be conducted);

            G. waived a valuable right or a material debt;

            H. discharged or satisfied any lien, claim or encumbrance or payment of any of their obligations, except in the ordinary course of business and which is not material to their assets, properties, financial condition, operating results or business (as such business is presently conducted and as it is proposed to be conducted);

            I. changed or amended any material contract or arrangement by which the Company or any of its assets or properties are bound or subject;

            J. materially changed any compensation arrangement or agreement with any employee (other than entering into an employment agreement with Hussein A.
Enan);

            K. defaulted under any material contract or agreement or any indenture or debt;

            L. entered into any other transaction other than in the ordinary course of business (other than for the sale of 176,741 shares of Series B Preferred Stock) or changed or amended or defaulted under any material transaction, contract or agreement;

            M. made any loans or advances to, or guarantees for, the benefit of any person; or

            N. to the Company's knowledge, experienced any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

         3.23. ENVIRONMENTAL MATTERS. The Company and the uses made by it of its properties and assets are in compliance in all material respects with all environmental laws, regulations, rules, orders and ordinances, and the Company, to the best of the Company's knowledge, holds all permits and licenses required to conduct its business thereunder. To the best of the Company's knowledge, all properties and assets leased or owned by the Company, including, without limitation, all structures, contents, soil, sub-soil and ground water, do not contain hazardous substances in quantities that could reasonably be expected to have a material adverse effect on the Company. To the best of the Company's knowledge, the Company has no liability or obligation, whether to any governmental authority or to any other person or entity, for damages, claims, penalties, forfeitures or otherwise, as a consequence of the generation, transportation or disposal of any such hazardous substance or any " hazardous waste," as defined in 42 U.S.C. 6901 ET SEQ.

         3.24. EMPLOYEE COMPENSATION PLANS. The Company is not a party to or bound by any currently effective employment contracts, deferred compensation agreements, bonus plans, incentive plans, profit sharing plans, retirement agreements or other employee compensation agreements, except as provided by the Founders' Agreement and by that certain employment agreement with Hussein A. Enan. Subject to applicable law, the employment of each officer and employee of the Company is terminable at will of the Company, except as provided by the Founders' Agreement and by that certain employment agreement with Hussein A. Enan.

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         3.25. VOTING AGREEMENTS; SHAREHOLDER AGREEMENTS. The Company is not
aware of any voting or other agreements by and between its stockholders concerning the manner in which shares of its capital stock shall be voted, other than as may be contemplated hereunder, set forth in the Series A Stock Purchase Agreement, set forth in the Series B Stock Purchase Agreement or set forth in the Founders' Agreement.

         3.26. U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not now and has never been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Internal Revenue Code of the United States and Section 1.897-2(b) of the Treasury Regulations promulgated by the Internal Revenue Service thereunder, and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of such Regulations.

         3.27. PRIVATE OFFERING. The Company has not offered any of the Securities or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Purchaser and up to ten (10) other prospective purchasers who are "qualified institutional buyers" within the meaning of SEC Rule 144A.

         3.28. USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Securities for general corporate purposes.

         3.29. MARGIN SECURITIES. None of the transactions contemplated herein and in the Securities (including, without limitation, the use of the proceeds from the sale of the Securities) violates, will violate or will result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulation G, Regulation T and Regulation X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Chapter II. The Company does not own, or with the proceeds of the sale of the Securities intend to own, carry or purchase, or refinance borrowings that were used to own, carry or purchase, any margin security, including margin securities originally issued by the Company. The obligations of the Company under this Agreement and the Securities are not and will not be secured by any margin sold on the basis of any such collateral.

         3.30. ABSENCE OF FOREIGN OR ENEMY STATUS. The Company is not in violation of, and neither the issue and sale of the Securities by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate the Trading with the Enemy Act, as amended, or any executive orders, proclamations or regulations issued pursuant thereto, including, without limitation, regulations administered by the Office of Foreign Asset Control of the Department of the Treasury (31 C.F.R., Subtitle B, Chapter V).

                                   SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Purchaser hereby represents and warrants to the Company as follows:

         4.1. EXPERIENCE. Purchaser has substantial experience in evaluating and investing in private placement transactions so that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company. Purchaser, by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect its own interests in connection with the purchase of the Shares hereunder, provided that the foregoing does not limit the right of the Purchaser to rely upon the representations and warranties of the Company set forth in Section 3.

         4.2. INVESTMENT. Purchaser is acquiring the Shares for investment for Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein. If Purchaser is not an individual, Purchaser has not been formed for the specific purpose of acquiring the Shares.

         4.3. RULE 144. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including (except as limited by Rule 144(k)), among other things, the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of Shares being sold during any three-month period not exceeding specified limitations.

         4.4. NO PUBLIC MARKET. Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Shares, and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

         4.5. ACCESS TO DATA. Purchaser and its representatives have met with representatives of the Company and thereby have had the opportunity to ask questions of, and receive answers from, such representatives concerning the Company and the terms and conditions of this transaction, as well as to obtain any information requested by Purchaser. Purchaser believes that any questions raised by Purchaser or its representatives concerning the transaction have been answered to the satisfaction of Purchaser and its representatives. Purchaser's decision to purchase the Shares is based in part on the answers to such questions as Purchaser and its representatives have raised concerning the transaction and on its own evaluation of the risks and merits of the purchase and the Company's proposed business activities, provided that the foregoing does not limit the right of the Purchaser to rely upon the representations and warranties of the Company set forth in Section 3.

         4.6. AUTHORIZATION. This Agreement, when executed and delivered by Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except as the indemnification provisions set forth in Section 7.7 of this Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.7. BROKERS OR FINDERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         4.8. TAX CONSEQUENCES. Purchaser shall be solely responsible for seeking advice on the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is not relying on any statements or representations of the Company or any of its agents and understands that Purchaser (and not the Company) shall be responsible for Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                                    SECTION 5

                       CONDITIONS TO CLOSING OF PURCHASER

           The Purchaser's obligations to purchase the Shares at the Closing are, at the option of the Purchaser, subject to and conditioned upon the fulfillment or waiver as of the Closing Date of the following conditions:

         5.1. REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

         5.2. COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3. OPINION OF COMPANY'S COUNSEL. The Purchaser shall have received from Morrison & Foerster LLP, counsel to the Company, an opinion addressed to it, dated the Closing Date, in substantially the form of EXHIBIT B attached hereto.

         5.4. COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a form of compliance certificate of the Company in the form of EXHIBIT C hereto, executed by the Chief Executive Officer of the Company, dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2 and 5.5 of this Agreement.

         5.5. BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Securities.

         5.6. LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Purchaser.

                                    SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to and conditioned upon the fulfillment or waiver of the following conditions:

         6.1. REPRESENTATIONS. The representations made by the Purchaser in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         6.2. BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Securities.

         6.3. LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by Morrison & Foerster LLP, counsel to the Company.

                                    SECTION 7

                      AFFIRMATIVE COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees as follows:

         7.1. FINANCIAL INFORMATION. The Company will mail the following reports to Purchaser for so long as Purchaser is a holder of any Securities:

            A. As soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter, duplicate copies of (i) a consolidated balance sheet of the Company as at the end of such quarter, and (ii) statements of income, changes in stockholders' equity and cash flows of the Company for such quarter and in the case of the second and third quarters for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applicable to quarterly financial statements generally, and certified as complete and correct, subject to changes resulting from year-end adjustments, by a senior financial officer of the Company, and accompanied by the certificate required by this Agreement.

            B. As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of (i) a balance sheet of the Company as at the end of such year, and (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles and accompanied by (iii) an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall, without qualification, state that such financial statements present fairly, in all material respects, the financial position of the Company being reported upon and its results of operations and cash flows and have been prepared in conformity with generally accepted accounting principles, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (iv) a certification by a senior financial officer of the Company that such financial statements are complete and correct.

            C. Promptly, but in any event not more than five (5) business days after the receipt thereof, a copy of each other report submitted to the Company by independent certified public accountants in connection with any annual, interim or special audit made by them of the books of the Company.

            D. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters), and each amendment thereto, in respect thereof filed by the Company with, or received the Company in connection therewith from, the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency.

            E. For so long as Purchaser is eligible to receive reports under this Section 7.1, it shall also have the right, at its expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, to examine their books of account and records, to discuss their affairs, finances and accounts with their officers, employees and accountants and to consult with and advise their directors and officers on the management of the business, all at such reasonable times and as often as may be reasonable requested; provided, however, that the Company shall not be obligated to provide any information that it reasonably considers to be a trade secret or to be confidential information.

         7.2. ADDITIONAL INFORMATION. As long as Purchaser (together with any affiliates) holds not less than 50,000 Shares (or an equivalent number consisting of the Shares and Conversion Shares, as adjusted for recapitalizations, stock splits, stock dividends and the like), the Company will mail the following reports to Purchaser:

            A. Prior to the end of each fiscal quarter, a budget for the next fiscal quarter, and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

            B. As soon as practicable after the end of each fiscal month, and in any event within thirty (30) days thereafter, a monthly progress report against budget, explaining any material discrepancies.

         7.3. TRANSFER OF INFORMATION RIGHTS. The information rights set forth in Sections 7.1 and 7.2 may be transferred in any non-public transfer of Securities, provided that the Company is given written notice of such transfer, and provided further that the right to receive the information set forth in
Section 7.2 may only be transferred to a holder of, or affiliated holders who in the aggregate hold, at least the amount of shares specified in Section 7.2. In the event that the Company reasonably determines that provision of information to a transferee pursuant to this Section 7.3 would materially adversely affect its proprietary or competitive position, such information may be edited in the manner necessary to avoid such affect.

         7.4. CONFLICTS OF INTEREST. Unless the Company first obtains appropriate approval of its Board of Directors and, if necessary, stockholders in accordance with the Delaware General Corporation Code, the Company shall use its best efforts to ensure that (a) officers of the Company will not become indebted to the Company except in connection with stock purchases approved by the Board of Directors, travel advances and other transactions in the ordinary course of business, and (b) officers of the Company will not have any direct or indirect ownership interest in any firm or corporation with which the Company has a business relationship or with which it competes (except that officers may own up to five percent (5%) of the outstanding stock in publicly traded companies which may have a business relationship with or compete with the Company).

         7.5. TERMINATION OF COVENANTS. The covenants set forth in Sections 7.1, 7.2, 7.4 and 7.8 shall terminate and be of no further force or effect at such time as the Company is required to file reports with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

         7.6. PARTICIPATION IN FUTURE FINANCINGS. As used in this Section 7.6, the term "New Securities" means any class or series of stock of the Company whether or not presently authorized, and any warrants, options, or rights to acquire such stock, and any instrument convertible into or exchangeable for such stock.

            A. Except as provided in paragraph C below, if the Company shall issue any New Securities, it shall offer to sell to Purchaser and to each assignee permitted under paragraph E below (Purchaser or such assignee being hereinafter called the "Holder") a Ratable Portion of such New Securities on the same terms and conditions and at the lowest price as such New Securities are issued to any person. "Ratable Portion" shall mean that portion of such New Securities that bears the same ratio to all such New Securities (including for this purpose all New Securities which may be purchased by all Holders pursuant to this Section 7.6) as the number of Shares and Conversion Shares held by the Holder bears to the Outstanding Common Shares. "Outstanding Common Shares" means all shares of Common Stock then outstanding and all shares of Common Stock issuable upon conversion of all convertible securities then outstanding and upon exercise of warrants and options then outstanding.

            B. The Company shall use reasonable efforts to notify the Holder a reasonable time prior to the initial issuance of the New Securities and to provide the Holder with an opportunity to participate in the issuance contemporaneously with the first purchaser of the New Securities; but in no event shall notice be given later than 30 days after the issuance. Such notice shall contain all material terms of the issuance and of the New Securities. The Holder may elect to exercise all or any portion of its rights under this Section
7.6 by giving written notice to the Company within 15 days of the Company's notice. If the consideration paid by others for the New Securities is not cash, and if the electing Holder cannot for any reason pay for the New Securities in the form of such non-cash consideration, the Holder may pay the cash equivalent thereof, as determined in good faith by the Board of Directors. All payments shall be delivered by the electing Holder to the Company not later than the date specified by the Company in its notice, but in no event earlier than 20 days after the Company's notice.

            C. The provisions of this Section 7.6 shall not apply to shares of Common Stock issued or issuable by the Company which shares are excluded from the definition of "Additional Shares of Common Stock" for purposes of Article 4,
Section 2, of the Restated Certificate.

            D. The rights of the Holder under this Section 7.6 shall terminate immediately prior to the closing of an underwritten public offering of securities by the Company which satisfies the requirements of the Restated Certificate (as in effect at such time) for the automatic conversion of the Series C Preferred Stock.

            E. The Purchaser's rights under this Section 7.6 shall be assignable only to an assignee who acquires all of the Purchaser's Shares.

         7.7. REGISTRATION RIGHTS.

            A. As used in this Section 7.7, "Registrable Securities" shall mean:

                (1) the Common Stock issued or issuable upon conversion of the Series C Preferred Stock issued pursuant to the Restated Certificate and this Agreement; and

                (2) any Common Stock of the Company issued or issuable in respect of such Common Stock upon any stock split, stock dividend, recapitalization or similar event, or any Common Stock otherwise issued or issuable with respect to the Series C Preferred; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities (i) if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions (including without limitation the standoff agreement imposed by Section 7.7(G) hereof), and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (ii) until the later of (A) two years after the initial public offering of the Company's Common Stock or (B) such time as the Holder would be able to sell all of its Registrable Securities in a three-month period pursuant to Rule 144 under the Securities Act.

                The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            B. COMPANY REGISTRATION.

                (1) NOTICE OF REGISTRATION. If, at any time or from time to time, the Company shall determine to register any of its securities, the Company will:

            (a) give prompt written notice to Holders of its intention to effect such a registration; and

            (b) subject to Sections 7.7(B)(2) and 7.7(B)(3), include in such registration all Registrable Securities with respect to which the Company receives written requests for inclusion therein within fifteen (15) days after receipt of such written notice from the Company. Registrable Securities with respect to which such request for registration has been received will be registered by the Company and offered to the public on the same terms and conditions applicable to the stock to be sold by the Company or by the person selling under such proposed registration.

                (2) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Board of Directors of the Company shall have the right to select a managing underwriter or underwriters to administer the offering. The Company shall advise the Holders of the identity of the underwriters as a part of the written notice given pursuant to Section 7.7(B). In such event the right of any Holder to registration pursuant to Section 7.7(B) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration).

                (3) PRIORITY REGISTRATION. Notwithstanding any other provision of this Section 7.7(B), if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 7.7(B), and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders as follows: (1) the stock the Company proposes to sell, (2) the Registrable Securities requested to be included in such registration, by the Holders which have requested their Registrable Securities to be included therein, and (3) other Shares requested to be included in such registration.

                (4) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 7.7(B) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

            C. REGISTRATION ON FORM S-3.

                (1) If any Holder requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form; PROVIDED, HOWEVER, that the Company shall not be required to effect more than two registrations pursuant to this Section 7.7C(1) in the aggregate and one registration in any twelve-month period. The Company will (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company. If the registration is for a public offering involving an underwriting, the substantive provisions of Section 7.7B(3) shall be applicable to each registration initiated under this
Section 7.7C(1).

                (2) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 7.7(C): (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date sixty (60) days prior to the filing of, and ending on a date six (6) months following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder; PROVIDED, that the Company shall not exercise its right under this clause to defer such obligation more than once in any twelve (12) month period.

            D. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration pursuant to Section 7.7(B) and Section 7.7(C) and the reasonable cost of one special legal counsel to represent all of the Holders together shall be borne by the Company. Registration Expenses shall mean all expenses incurred by the Company in complying with Section 7.7(B) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration. Registration Expenses specifically does not include underwriters' commissions, brokerage fees, transfer taxes, compensation of regular employees of the Company (which shall be paid in any event by the Company), or the fees and expenses of any accountants or other representatives retained by the Holders except for the special legal counsel.

            E. INDEMNIFICATION.

                (1) The Company will indemnify, to the full extent permitted by law, the Holder, its officers, directors and partners, and each person controlling such Holder within the meaning of the Securities Act and the Exchange Act, against all losses, claims, damages, liabilities and expenses, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to Holder furnished in writing to the Company by Holder expressly for use therein.

                (2) In connection with any registration statement in which Holder is participating, Holder will furnish to the Company, in writing, such information and affidavits with respect to Holder as the Company requests for use in connection with any registration statement or prospectus and agrees to indemnify, to the full extent permitted by law, the Company (within the meaning of the Securities Act and the Exchange Act) against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document; or based on any omission or alleged omission to state therein a material fact necessary to make the statements in the registration statement or prospectus or preliminary prospectus (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit with respect to Holder so furnished in writing by Holder. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                (3) Any person entitled to indemnification hereunder will give prompt written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought unless, in such indemnified party's reasonable judgment, a conflict of interest may exist between such indemnified and indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel.

                (4) The indemnity agreements contained in Sections 7.7(D)(1) and 7.7(D)(2) shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party.

                (5) CONTRIBUTION. If for any reason the indemnification provided for in the preceding clauses (7.7(D)(1) and 7.7(D)(2)) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (7.7(D)(1) and 7.7(D)(2)), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that Company shall be required to contribute an amount greater than the net proceeds from the sale of the Shares.

            F. RULE 144 REPORTING

            With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the "Commission") which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

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

                (1) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                (2) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                (3) So long as Purchaser owns any Registrable Securities, to furnish to Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing Purchaser to sell any such securities without registration.

            G. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Purchaser under Section 7.7(B) and 7.7(C) may not be assigned without the written consent of the Company, provided that a transfer may be made to the corporate successor of Purchaser without the consent of the Company if: (a) such transfer may otherwise be effected in accordance with applicable securities laws and (b) the transferee shall agree to be bound by all of the provisions of this Section 7.7.

            H. STANDOFF AGREEMENT. In connection with the public offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

         7.8. OBSERVER RIGHTS. Subject to Section 7.5, as long as Purchaser (together with any affiliates) holds not less than 50,000 Shares (or an equivalent number consisting of the Shares and Conversion Shares, as adjusted for recapitalizations, stock splits, stock dividends and the like), the Company shall give notice of all meetings of the Board of Directors to Purchaser and shall allow Purchaser to attend (at Purchaser's sole cost and expense) all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give Purchaser, whether or not present at such meetings, copies of all notices, minutes, consents and all other materials that it provides to its directors. The Company shall provide all such materials to Purchaser at the same time, and in the same manner, as such materials are provided to the members of its Board

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

of Directors. Purchaser agrees to hold in confidence and trust, and to act in a fiduciary manner with respect to, all information so provided.

                                    SECTION 8

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES:

                         COMPLIANCE WITH SECURITIES LAWS

         8.1. RESTRICTIONS ON TRANSFERABILITY. The Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this
Section 8. The Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of the Securities held by the Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in Section 7.7 and this Section 8.

         8.2. RESTRICTIVE LEGEND. Each certificate representing (i) the Securities and (ii) any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolation or similar event, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

            THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SERIES C PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

         The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 8.

         8.3. CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF TIES AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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

                                    SECTION 9

                                  MISCELLANEOUS

         9.1. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California.

         9.2. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

         9.3. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of the Purchaser to purchase the Shares shall not be assignable without the consent of the Company.

         9.4. ENTIRE AGREEMENT; RESTATED CERTIFICATE. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of at least a majority of the Securities (other than shares of such Common Stock that are no longer Registrable Securities, as defined in Section 7.7) may, with the written consent of the Company, waive, modify or amend on behalf of all holders, any provisions hereof benefiting such holders, so long as the effect thereof will be that all such holders will be treated equally. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

         9.5. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger or telecopy, addressed (a) if to Purchaser, at PRESIDENT, CENTURY CAPITAL MANAGEMENT, INC., ONE LIBERTY SQUARE, BOSTON, MA 02109, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (c) if to the Company, to its address set forth on the cover page of this Agreement and addressed to the attention of the Chief Executive Officer, or at such other address as the Company shall have furnished to the Purchaser. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or five
(5) business days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

         9.6. DELAYS OR OMISSIONS. Except where a specific time period is defined in this Agreement for the exercise of a right, or as otherwise expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         9.7. EXPENSES. The Company and the Purchaser shall bear their own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. In the event of an action to resolve a dispute regarding interpretation of this Agreement, the expenses of the prevailing party shall be paid by the party which does not prevail.

         9.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         9.9. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         9.10. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         9.11. BROKER'S OR FINDER'S FEE. The Company and the Purchaser agree to indemnify and hold harmless the other from any liability for any commission or compensation in the nature of a brokerage or finder's fees or agents' commissions (and the costs and expenses of defending against such liability or asserted liability) for which the Company or the Purchaser or any of their respective officers, agents, employees or representatives is responsible in connection with this transaction.

         9.12. WAIVER OF CONFLICT. Each party to this Agreement that has been or continues to be represented by Morrison & Foerster LLP hereby acknowledges that Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California requires an attorney to avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Agreement, each such party gives its informed written consent to the representation of the

Company by Morrison & Foerster LLP in connection with this Agreement and the transactions contemplated hereby.

         9.13. RIGHTS OF HOLDERS. Each Holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of Section 7.7 of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under Section 7.7 of this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

         9.14. THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         The foregoing agreement is hereby executed as of the date first above written.

                                            INSWEB CORPORATION,
                                            a Delaware corporation

                                            By: /s/ Hussein A. Enan
                                               --------------------------------
                                                 Hussein A. Enan
                                                 Chief Executive Officer

                                            CENTURY CAPITAL PARTNERS, L.P.
                                            a Delaware limited partnership

                                            By:  /s/ Richard J. Freeman
                                               --------------------------------
                                                 Name:  Richard J. Freeman
                                                 Title:    Vice President
                                                           CCP Capital, Inc.
                                                           General Partner




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